                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)

Check the appropriate box:

[X]   Preliminary Information Statement
[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
[_]   Definitive Information Statement

                                VOYAGER ONE, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction apply:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4) Proposed maximum aggregate value of transaction: $

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(5) Total fee paid: $

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[_] Fee paid previously with preliminary materials:
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[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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                                VOYAGER ONE, INC.
                      2102 Business Center Drive, Suite 130
                            Irvine, California 92612

                              INFORMATION STATEMENT

                                January ___, 2004

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about January ___ 2004 to shareholders of record as of the close of business on December 31, 2003 (the "Record Date") of the common stock, $0.0001 par value per share (the "Common Stock") of Voyager One, Inc. (the "Company") in connection with the following (the "Action"):

- Approval of the amendment of the Company's Articles of Incorporation to increase its authorized shares of common stock to a total of up to 200 million shares million shares of common stock, par value $0.0001 per share.

The Board of Directors has approved, and a majority of the shareholders (the "Consenting Shareholders") representing not less than 1,800,000 shares of the 1,895,000 shares outstanding of the Common Stock or 95% as of the Record Date have consented in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the Nevada General Corporation Law and the Company's Bylaws to approve the Actions. The Actions will not become effective before the date which is 21 days after this Information Statement was first sent to stockholders. You are urged to read the Information Statement in its entirety for a description of the Action taken by the majority shareholders of the Company.

The Information Statement is first being mailed to stockholders of the Company on or about January___, 2004. Only stockholders of record at the close of business on December 31, 2003 will be entitled to receive the Information Statement. Accordingly, the Action will not be submitted to the shareholders of the Company for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

The Company will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing.

FOR ADDITIONAL INFORMATION ABOUT VOYAGER ONE, INC., REFERENCE IS MADE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND QUARTERLY REPORTS ON FORMS 10-QSB.

The principal executive office of Voyager One, Inc. is located at 2102 Business Center Drive, Suite 130, Irvine, California 92612.

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

APPROVAL OF THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE ITS AUTHORIZED SHARES OF COMMON STOCK TO A TOTAL OF UP TO 200 MILLION SHARES OF COMMON STOCK.

INTRODUCTION

Pursuant to Section 78.320 of the Nevada General Corporation Law, the majority of the Company's shareholders (95%)and the Company's Board of Directors approved the increase of the Company's authorized shares of common stock, par value of $0.0001 per share to a total of up to 200 million shares of common stock (the "Increase of Authorized Capital").

To effect the Increase of the Authorized Capital, the Board of Directors would file the approved proposed amendment to its Articles of Incorporation(collectively, the "Amendment") with the Nevada Secretary of State along with any other necessary filings in accordance with Nevada General Corporation Law. The Amendment will become effective 21 calendar days after the date of mailing of this Information Statement. The form of amendment to the Articles of Incorporation to effect the proposed Increase in the Authorized Capital would be in substantially the form attached to this Information Statement as Appendix A.

The Company's Board of Directors and the Company's majority shareholders holding 1,800,000 shares of common stock (95%) have approved the Increase in the Authorized Capital.

REASONS FOR THE INCREASE IN THE AUTHORIZED CAPITAL

The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, merger transactions, stock dividends, stock splits, stock options, convertible debt and equity financing.

POTENTIAL EFFECTS OF THE INCREASE IN THE AUTHORIZED
CAPITAL

The Increase in the Authorized Capital of the Company would increase the authorized number of shares of common stock of the Company from 10 million to 200 million. There will be no change in the existing authorized number of preferred stock which currently consists of 5 million shares of preferred stock.

AUTHORIZED SHARES OF COMMON STOCK

The increase in the Authorized Capital would increase the number of authorized shares of the Company as stated above. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

PROCEDURE FOR EFFECTING THE INCREASE IN THE AUTHORIZED
CAPITAL

The Increase in the Authorized Capital of the Company will occur on the Effective Date without any action on the part of stockholders of the Company.

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

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice

The Record Date for the determination of the shareholders entitled to notice of and to consent to the Action has been fixed as of the close of business on December 31, 2003. As of December 31, 2003, there were outstanding 1,800,000 shares of Common Stock. The Action has been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock. Approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The Nevada General Corporation Law does not provide for dissenters rights in connection with the adoption of the Action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2003, the stock ownership of all persons known to own beneficially five percent or more of the Company's voting stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrant, but are not deemed outstanding for purposes of computing the percentage of any other person. The address of those individuals for which an address is not otherwise indicated is 2102 Business Center Drive, Suite 130, Irvine, California 92612.

                                              SHARES        PERCENT
                                           BENEFICIALLY     OF CLASS
                  NAME                        OWNED (2)    OUTSTANDING
--------------------------------------    -------------    -----------
    Gerry Martin (1)                         1,200,000        63.3%
    President, Treasurer, Director

    Patricia Heller (1)                          5,000          *
    Secretary and Director

    Iwona J. Alami (3)                         600,000        31.7%

    Officers and Directors as                1,205,000        63.3%
    a Group (2 persons)

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* Less than 1%

(1) C/o Company's address: 2102 Business Center Drive, Suite 130, Irvine, California, 92612.

(2)      Based on 1,895,000 shares of Common Stock outstanding as of December
         31, 2003.

(3) Address: 610 Newport Center Drive, Suite 1400, Newport Beach, California, 92660.

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

EXECUTIVE COMPENSATION

         Gerry Martin and Patricia Heller are the officers and directors of the Company. Neither one of them receives any compensation for their respective services as the directors and/or officers of the Company, however, in April, 2000, the Company issued 5,000 shares of common stock for secretarial services to Ms. Heller.

COMPENSATION OF DIRECTORS

     The Company's current directors do not received any type of compensation in conjunction with their services as directors.

                                    EXHIBITS

APPENDIX A              Amendment to Certificate of Incorporation

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Gerry Martin
                                    --------------------------------------------
                                    Gerry Martin, President

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

                                                                      Appendix A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 Voyager, INC.,
                              A Nevada CORPORATION

         The undersigned certify that:

         1. They are the president and the secretary , respectively, of Voyager One, Inc., a Nevada corporation;

         2. Article Four of the Articles of Incorporation of this corporation is amended to read as follows:

ARTICLE FOUR
CAPITAL STOCK

         The amount of the total authorized capital stock of this corporation is $20,500 as 200,000,000 shares of common stock and 5,000,000 shares of preferred stock each with a par value of one mill ($0.0001). Such shares are non-assessable.
         The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

                  The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such as the Board of Directors shall determine;

                  (e) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

                  3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

                  4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 78.320, Nevada Corporations Code. The total number of outstanding shares of the corporation is 1,895,000.
         The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.

                  We further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of our own knowledge.

         Dated:   JANUARY __, 2004

                                          -----------------------------------
                                          Gerry Martin, President

                                          -----------------------------------
                                          Patricia Heller, Secretary

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